Exhibit 99.1

Michael McConnell

Chief Financial Officer and Treasurer

503-469-4652

mmconnell@digimarc.com

Leslie Constans

Digimarc Public Relations

503-469-4620

lconstans@digimarc.com

Digimarc Receives Delisting Notification from Nasdaq as Previously Announced

Company to request hearing on plan to regain compliance

Beaverton, Ore. — Nov. 12, 2004 — Digimarc Corporation (NASDAQ: DMRCE) today announced that, as previously announced, the delay in the filing of its Form 10-Q for the quarter ended Sept. 30, 2004 has resulted in a delisting notification from Nasdaq indicating that the Company failed to comply with filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14). The Company is requesting a hearing before a Nasdaq Listing Qualifications Panel to discuss its plans to achieve compliance with corporate filing and listing requirements.

The Company’s hearing request will automatically stay the delisting of the Company’s securities pending the Panel’s decision. In the meantime, the Company and its independent auditors are continuing to work to finalize a review of accounting for software development and project costs at the Company’s Digimarc ID Systems business unit.

As a result of these circumstances, Nasdaq added at the opening of business on Nov. 12, 2004 a fifth character, “E”, to the Company’s trading symbol “DMRC.”

 About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading supplier of secure media solutions used in a wide range of security, identification and digital media content applications. Digimarc provides products and services that enable the production of more than 60 million personal identification documents and driver licenses per year in 32 U.S. states and the District of Columbia and more than 20 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with 180 issued U.S. patents with more than 3,000 claims, and more than 350 pending patent applications in digital watermarking, personal identification and related technologies.

The Company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; San Francisco, California; and the Washington DC area; and European offices in London. Please go to www.digimarc.com for more Company information.

Securities Safe Harbor Under the Private Securities Litigation Reform Act of 1995

This release contains certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements relating to the timing of the Company’s filing of its Form 10-Q for the quarter ended Sept. 30, 2004, statements relating to the anticipated actions of Nasdaq and the Company in connection with the anticipated timing of the Company’s Form 10-Q for the quarter ended Sept. 30, 2004, and other statements of management’s opinion or expectations. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances.  Actual timing and results may vary materially due to, among other things, the actual timing and extent of the Company’s filing of its Form 10-Q for the quarter ended Sept. 30, 2004 and the actual determination of the Nasdaq Listing Qualifications Panel, as well as changes in economic, business, competitive, technological and/or regulatory factors and trends.  Digimarc is not obligated to (and expressly disclaims any obligation to) revise/update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.  More detailed information about risk factors that may affect actual results is set forth in filings by the Company with the Securities and Exchange Commission, including the Company’s Form 10-Q for the fiscal quarter ended June 30, 2004, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Overview”, “Critical Accounting Policies and Estimates”, “Liquidity and Capital Resources”, “Risks Related to Our Business” and “Risks Related to Our Market” and in Part I, Item 4 thereof (“Controls and Procedures”).

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